Exhibit 21.1

Subsidiaries of Kimbell Royalty Partners, LP

Entity Name	Jurisdiction
American Assurance 2000, LP	Delaware
Cherry Creek Minerals, LLC	Delaware
Cirrus Minerals, LLC	Delaware
Cobra Petroleum Company, LP	Texas
Haymaker Greenfield, LLC	Delaware
Haymaker Holding Company, LLC	Delaware
Haymaker Properties GP, LLC	Delaware
Haymaker Properties, LP	Delaware
Hochstetter, L.P.	Texas
Kimbell Intermediate GP, LLC	Delaware
Kimbell Knight Royalties, LLC	Delaware
Kimbell Intermediate Holdings, LLC	Delaware
Kimbell Maple Minerals, LLC	Delaware
Kimbell MB Energy, LLC	Delaware
Kimbell Merger Sub, LLC	Delaware
Kimbell Royalty Holdings, LLC	Delaware
Kimbell Royalty Operating, LLC	Delaware
KRP Legacy Isles, LLC	Delaware
KRP Legacy NBR, LLC	Delaware
Metcalfe Minerals, LP	Texas
Mustang Minerals, LLC	Delaware
Oakwood Minerals I, L.P.	Texas
OGM Partners I	Texas
Phillips Energy Partners, LLC	Delaware
Phillips Energy Partners II, LLC	Delaware
Phillips Energy Partners III, LLC	Delaware
RCPTX, Ltd.	Texas
Rivercrest Royalties II, LLC	Delaware
Rivercrest Royalties, LLC	Delaware
Rochester Minerals, L.P.	Texas
Springbok Energy Partners, LLC	Delaware
Springbok Energy Partners II, LLC	Delaware